Exhibit 99(a)

                             Registrar and Transfer
                                    Company

                               RONSON CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 27, 1998

                        REPORT OF INSPECTORS OF ELECTION

We, the undersigned, having been duly appointed to act as Inspectors of election at the Annual Meeting of Stockholders of RONSON CORPORATION, held on October 27, 1998, hereby certify that the number of shares of stock outstanding is 3,259,091 and the number of shares entitled to vote is 3,196,761; that the number of shares present thereat in person or by proxy is 2,564,025; that we received the votes of the Stockholders of said Meeting; and that:

1.      ELECTION OF DIRECTORS:
        Class II (Term expires 2001)

                                       FOR         %     WITHHOLD          %
                                       ---         -     --------          -

        Robert A. Aronson           2,146,787     67     417,238          13
        Erwin M. Ganz               2,147,971     67     416,054          13
        Justin P. Walder            2,148,769     67     415,256          13

        Class III (Term expires 1999)

        Albert G. Besser            2,148,983     67     415,042          13

2. To ratify the appointment of DEMETRIUS & COMPANY L.L.C., as independent auditors for the year 1998.

          FOR          %        AGAINST          %     ABSTAIN          %
          ---          -        -------          -     -------          -

      2,221,639       69        330,687         10      11,699         .3

3. The Board of Directors strongly RECOMMENDS a vote "AGAINST" the Shareholder Proposal, on page 10 of the Proxy Statement.

       FOR       %     AGAINST       %     ABSTAIN       %   NON-VOTE     %
       ---       -     -------       -     -------       -   --------     -

    497,700     15    1,666,350     52      25,293       .8   374,682    11



                                        /s/Florence P. Bogaenko
                                        ----------------------------
                                                Florence P. Bogaenko


                                        /s/Margaret A. Villani
                                        ----------------------------
                                                Margaret A. Villani